UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 30, 2018

sustainable Projects group inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2316 Pine Ridge Road, 383 Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	239-316-4593

Sustainable Petroleum Group Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Projects Group Inc.	Page 2

Information to be included in report

Item 1.01 Entry into a Material Definitive Agreement

Share Purchase Agreement

Pursuant to the terms and conditions of a share purchase agreement dated January 30, 2018 between Sustainable Projects Group Inc. and Workplan Holding AG, SPGX purchased 10 shares in the capital of Falcon Projects AG (the “Falcon Shares”). Falcon Projects AG is real estate company involved in the financing, buying, selling, holding, managing, and brokering of real estate worldwide, with its primary focus on real estate in Switzerland. The Falcon Shares represent a 10% interest in Falcon Projects AG. As consideration for the purchased shares, SPGX will issue 10,000 restricted shares of common stock in the capital of SPGX to Workplan Holding AG for a purchase price of $42,000. See Exhibit 10.11 - Share Purchase Agreement for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.11 is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.11 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.11	Share Purchase Agreement dated January 30, 2018 between Sustainable Projects Group Inc. and Workplan Holding AG.	Included

Form 8-K	Sustainable Projects Group Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Projects Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUStainable Projects group inc.

Dated: January 31, 2018	By:	/s/ Christian Winzenried
Christian Winzenried – President & CEO